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                                                                   Exhibit 10.11

                            STOCK PURCHASE AGREEMENT


            AGREEMENT entered into as of this 29th day of August, 1995, by and between TelCom Group USA, Inc., a Delaware corporation, (the "Company) and Harvey Bloch (the "Seller").

            WHEREAS, the Seller desires to sell, and the Company desires to purchase, 488,000 of its outstanding shares (the "Securities") of Common Stock, $.01 par value (the "Common Shares"), in exchange for the issuance by the Company of a promissory note to the Seller in the aggregate principal amount of $244,000, substantially in the form of Exhibit A hereto (the "Note");

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, the Company and the Seller hereby agree as follows:

                                    SECTION 1

                               SALE OF THE SHARES

            1.1 Sale of the Securities. Subject to the terms and conditions hereof, the Seller will sell to the Company in exchange for the issuance of the Note and the Company will purchase from the Seller, at the Closing, the Securities.


                                    SECTION 2

                             CLOSING DATE; DELIVERY

            2.1 Closing Date. The closing of the purchase and sale of the Securities hereunder (the "Closing") shall be held following the execution and delivery of this Agreement on such date as is mutually agreeable by the parties hereto (the "Closing Date").

            2.2 Delivery. At the Closing, the Seller will deliver to the Company a certificate representing the Securities to be purchased by the Company.


                                    SECTION 3

                                  MISCELLANEOUS

            3.1 Governing Law. This Agreement shall be governed by and
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construed in accordance with the laws of the State of New York.

            3.2 Successors, Assigns and Transferees. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, transferees, heirs, executors and administrators of the parties hereto.

            3.3 Separability; Other Agreement. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement shall be in addition to any other Agreement, written or oral, that the parties hereto may have with each other.

            3.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, together, shall constitute one instrument.

            3.5 Entire Agreement. This Agreement shall represent the entire understanding among the parties hereto pertaining to this financing and supersedes any previous agreement, whether written or oral.

            3.6 Attachment Hereto. Exhibit A hereto is hereby incorporated into, and made a part of, this Agreement.


                                    TELCOM GROUP USA, INC.


                                    By:______________________________________
                                          Name:       Ronald G. Nathan
                                          Title:      President


                                    By:_________________________________________
                                          Name:       Harvey Bloch


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                                 PROMISSORY NOTE

$244,000                                                         August 29, 1995

            WHEREAS, Harvey Bloch (the "Lender") desires to accept from TelCom Group USA, Inc. (the "Borrower"), and the Borrower desires to issue to Lender, this Promissory Note (the "Note") in the principal amount of $244,000 in payment of and in consideration for the contribution by the Lender to the Borrower of 488,000 shares of Common Stock of the Borrower, pursuant to the terms and conditions contained in this Note.

            NOW, THEREFORE, for good and valuable consideration herein contained, Borrower hereby promises to pay to the order of Lender or his successors or assigns the principal amount of two hundred and forty-four thousand ($244,000) dollars as follows: one hundred thousand ($100,000) dollars upon the closing of the Borrower's private placement offering of Units for which J.W. Barclay & Co., Inc. is acting as placement agent and the balance of one hundred and forty-four thousand ($144,000) dollars upon the closing of the Borrower's initial public offering of securities (the "Maturity Date"), plus accrued and unpaid interest on such date and as specified below.

            Borrower also promises to pay interest on the $244,000 principal amount of this Note on the Maturity Date at a rate equal to 2% per annum (on the basis of a 360-day year and actual number of days elapsed) from and including the date hereof until such principal sum shall be paid in full and to pay interest on any overdue installment of principal or interest at a rate equal to 2% per annum.

            All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in immediately available funds to Lender, at Lender's office or such other place as shall be designated in writing by Lender for such purpose.

            Borrower hereby waives diligence, presentment, dishonor, demand, notice and protest and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. Borrower promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in the collection and enforcement of this Note.

            Whenever any payment on this Note shall be stated to be due on a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law, regulation or executive order to remain closed (a "Legal Holiday"), such payment shall be made on the next succeeding day which is not a Legal Holiday and such extension of time shall be included in the computation of the payment of interest on this Note.
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            The terms of this Note are not subject to amendment except by written agreement of Lender and Borrower and Borrower may assign its obligations hereunder without the prior written consent of Lender.

            This Note may be prepaid at any time by Borrower either in whole or in part.

            This Note shall be governed by and construed and enforced in accordance with the laws of State of New York, without regard to principles of conflicts of laws.

            IN WITNESS WHEREOF, Borrower has duly executed this Note, the day and year first above written.


                                    TELCOM GROUP USA, INC.


                                    By:   ____________________________________
                                          Name:       Ronald G. Nathan
                                          Title:      President


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